AMENDMENT NO. 2 TO
                         RAMTRON INTERNATIONAL CORPORATION
                    AMENDED AND RESTATED 1986 STOCK OPTION PLAN

Ramtron International Corporation's Amended and Restated 1986 Stock Option Plan (the "Plan") shall be amended as follows:

The text of Section 10 of the Plan, entitled "Nontransferability of Options," is hereby deleted in its entirety.

A new sub-section is hereby inserted as Section 10 to read in its entirety as follows:

     "Nontransferability of Options. Options granted under this Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will, by the laws of descent and distribution, or in accordance with the following exceptions.

     Notwithstanding the foregoing, an Option granted under the 1986 Plan may be transferred by the optionee between spouses, incident to a divorce, in which case the option is only exercisable by the spouse to whom the option is transferred, to a trust or trusts established for the exclusive benefit of solely one or more members of his or her "immediate family," or transfers to a partnership in which optionee's immediate family, as defined in the 1986 Plan, are the only partners and is exercisable only by the optionee or his or her legal guardian during the lifetime of the optionee or, in the event of death of the optionee, by the estate of the optionee or by a person who acquires the rights to exercise the option by bequest or inheritance. Any Option held by the transferee will continue to be subject to the same terms and conditions that were applicable to the Option immediately prior to the transfer, except that the Option will be transferable by the transferee only by will or the laws of descent and distribution. For purposes hereof, "immediate family," means the optionee's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), in-laws, and relationships arising because of legal adoption."

Dated:  July 25, 2000

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